UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 6, 2009

NATIONAL INTERSTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive

Richfield, Ohio 44286-9000

(Address of principal executive offices including Zip Code)

(330) 659-8900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2009, the Board of Directors (the “Board”) of National Interstate Corporation (the “Company”) approved an amendment to the National Interstate Corporation Amended and Restated Management Bonus Plan (the “Bonus Plan”) in which certain executive officers and key employees of the Company participate (as selected by the chief executive officer of the Company and approved by the Compensation Committee). The Bonus Plan, originally adopted on November 6, 2006 and amended and restated on September 21, 2007, was amended to set forth specific performance objectives, revise the way the bonus pool is calculated and allow the aggregate of all awards made to participants for a performance period to exceed the amount of the bonus pool for that performance period. These amendments are effective for the 2010 performance period. Aside from these changes, no other changes were made to the Bonus Plan.

The Bonus Plan provides for the payment of a cash bonus based on a target incentive award for each participant stated as a percentage of the participant’s base salary. This cash bonus is paid out of a bonus pool that is determined by the Compensation Committee. Commencing with the 2010 performance period, the Compensation Committee may make awards to participants in excess of the amount of the bonus pool for such period.

Commencing with the 2010 performance period, the bonus pool will include, without limitation, a portion of the underwriting profit, combined ratio, direct written premium versus plan or actual earned premium performance for the Company’s accident underwriting year or years.

Commencing with the 2010 performance period, target incentive awards will now be subject to specific performance objectives located within the written plan. The Compensation Committee will remain responsible for determining whether a participant has attained his or her performance objectives.

The amendment to the Bonus Plan became effective on November 6, 2009. A copy of the amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the terms of the amendment contained above is qualified in its entirety by reference to the full text of Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to National Interstate Corporation Amended and Restated Management Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Julie A. McGraw
Julie A. McGraw
Vice President and Chief Financial Officer

Date: November 12, 2009